Exhibit 11.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Qualification Amendment No. 4 to the Offering Circular of our report dated April 28, 2020 relating to the financial statements of Emerald Health Pharmaceuticals Inc.

/s/ DELOITTE & TOUCHE LLP

San Diego, California

June 15, 2020